UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2016

Diligent Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53205	26-1189601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1385 Broadway, 19th Floor, New York, NY 10018

(Address of Principal Executive Offices, including Zip Code)

(212) 741-8181

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On April 14, 2016, Diligent Corporation (the “Company”), a Delaware corporation, merged (the “First Merger”) with Diamond Merger Sub I, Corp. (“Merger Sub I”), a Delaware corporation and an indirect, wholly-owned subsidiary of Diamond Parent Holdings, Corp. (“Parent”), pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of February 12, 2016 (the “Merger Agreement”), by and among the Company, Parent, Merger Sub I and Diamond Merger Sub II, Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub II”, and together with Merger Sub I, the “Merger Subs”). As a result of the First Merger, the Company became a wholly-owned subsidiary of Parent. Immediately after the First Merger, the Company merged with and into Merger Sub II (the “Second Merger” and together with the First Merger, the “Merger”) with Merger Sub II surviving a wholly-owned subsidiary of Parent with the name “Diligent Corporation” (the “Surviving Corporation”).

Item 2.01                   Completion of Acquisition or Disposition of Assets.

At the effective time of the First Merger (the “First Effective Time”), (i) each issued and outstanding share of the common stock of the Company, par value $0.001 per share (each, a “Common Share”) (other than (x) Common Shares beneficially owned by any direct or indirect wholly-owned subsidiary of the Company, (y) Common Shares owned directly or indirectly by Parent or the Merger Subs, and (z) Common Shares (owned by stockholders who have properly and validly exercised and not withdrawn their statutory rights of appraisal), were converted into the right to receive US$4.90 in cash, without interest (the “Common Stock Merger Consideration”) and (ii) each issued and outstanding share of Series A Preferred Stock, par value US$0.001 per share (each, a “Preferred Share” and, together with the Common Shares, the “Shares”) (other than (x) Preferred Shares beneficially owned by any direct or indirect wholly-owned subsidiary of the Company, (y) Preferred Shares owned directly or indirectly by Parent or Merger Subs, and (z) Preferred Shares owned by stockholders who have properly and validly exercised and not withdrawn their statutory rights of appraisal), were converted into the right to receive US$5.05 in cash, without interest (the “Preferred Stock Merger Consideration” and, together with the Common Stock Merger Consideration, the “Merger Consideration”).

In addition, at the First Effective Time, (i) each option granted under the Company’s 2013 Incentive Plan (the “2013 Plan”) (whether vested or unvested), that was outstanding and unexercised as of the First Effective time was cancelled and converted into the right to receive a payment in cash equal to the product of (x) the number of Common Shares previously subject to such option and (y) the excess, if any, of the Common Stock Merger Consideration over the exercise price per Common Share previously subject to such option, without interest and less any required withholding taxes, (ii) each Common Share subject to vesting or other lapse restrictions (the “Restricted Shares”) and each restricted stock unit (the “RSUs”) granted pursuant to the 2013 Plan that was outstanding as of the First Effective Time was cancelled and converted into the right to receive an amount in cash equal to the product of (x) the number of such Restricted Shares or RSUs, as applicable, and (y) the Common Stock Merger Consideration, without interest and less any required withholding taxes, and (iii) each performance share unit granted under the 2013 Plan (each, a “PSU”) that was outstanding as of the First Effective Time, (a) for which the applicable performance period ended prior to the First Effective Time and for which the applicable performance goals or other vesting criteria were not satisfied as of the end of the applicable performance period, was cancelled in accordance with the terms and conditions of the Merger Agreement for no consideration and (b) for which the applicable performance period did not end prior to the First Effective Time, or for which the applicable performance period ended and the applicable performance goals and other vesting criteria were satisfied as of the end of the applicable performance period, was cancelled and converted into the right to receive an amount in cash in equal to the product of (x) the number of Common Shares subject to such PSU (based on the achievement of the performance goals attributable to such PSU (determined assuming achievement of one hundred percent (100%) of target levels)) and (y) the Common Stock Merger Consideration, without interest and less any withholding taxes. As of the effective time of the Second Merger, (the “Second Effective Time”), each option granted under the Company’s 2007 Stock Option and Incentive Plan or 2010 Stock Option and Incentive Plan, to the extent unexercised, was cancelled.

The foregoing description of the Merger Agreement and the Merger in this Current Report on Form 8-K does not purport to be complete and is subject and qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 16, 2016 and incorporated herein by reference.

Item 3.03                   Material Modification to Rights of Security Holders.

Upon the First Effective Time, each holder of Shares issued and outstanding immediately prior to the First Effective Time ceased to have any rights as a stockholder of the Company (other than the right, in respect of each of the Shares, to receive the applicable Merger Consideration).

The information disclosed under the Introductory Note and Items 2.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.01                   Changes in Control of Registrant.

Pursuant to the terms and conditions of the Merger Agreement, at the First Effective Time, the Company became a wholly-owned subsidiary of Parent, and accordingly, a change in control of the Company occurred.

The information set forth in the Introductory Note and Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the First Effective Time, each director of the Company immediately prior to the First Effective Time resigned from and ceased serving as a director of the Board of Directors of the Company (the “Board”) and any and all committees thereof. Each director resigned in accordance with the terms of the Merger Agreement and in connection with the consummation of the transactions contemplated thereby, and no director resigned as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On April 13, 2016 (New Zealand time), the Company held a special meeting of its stockholders (the Special Meeting”). At the Special Meeting, the stockholders of the Company voted on a proposal to adopt the Merger Agreement and the Merger. The proposal is described in detail in the Company’s definitive proxy statement filed with the SEC on March 15, 2016. The final voting results regarding each proposal are set forth below. As of March 11, 2016, the record date for the Special Meeting, there were 118,052,354 Shares outstanding and entitled to vote at the Special Meeting. At the Special Meeting, there were 88,052,354 shares represented in person or by proxy, which number constituted a quorum.

For	Against	Abstain	Broker Non-Votes
68,758,027	8,826,170	1,708,130	38,760,027

Based on the votes set forth above, the Merger Agreement was duly adopted by the stockholders.

Item 8.01                   Other Events.

On April 13, 2016 (New Zealand time), the Company issued a press release announcing the results of its stockholders’ vote at the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On April 14, 2016 (New Zealand time), pursuant to the terms and conditions of the Merger Agreement, the Company delivered a delisting request to NZX Limited (“NZX”) to remove the Common Shares from listing on the NZX Main Board as of the close of trading on April 14, 2016 (New Zealand time). Accordingly, on April 14, 2016 (New Zealand time), NZX issued a delisting notice to delist and deregister the Common Shares from the NZX Main Board.

On April 15, 2016, Insight Venture Partners, LLC and the Company issued a joint press release announcing the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01                   Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1	Press Release issued by Diligent Corporation, dated April 13, 2016 (New Zealand time).
99.2	Joint Press Release issued by Insight Venture Partners, LLC and Diligent Corporation, dated April 15, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DILIGENT CORPORATION

	By:	/s/ Brian Stafford
		Name:	Brian Stafford
		Title:	President and Chief Executive Officer

Dated: April 15, 2016

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Diligent Corporation, dated April 13, 2016 (New Zealand time).
99.2	Joint Press Release issued by Insight Venture Partners, LLC and Diligent Corporation, dated April 15, 2016.